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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section.240.14a-11(c) or Section.240.14a-12

                          ZARING NATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                          ZARING NATIONAL CORPORATION
                            11300 Cornell Park Drive
                                   Suite 500
                             Cincinnati, Ohio 45242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 29, 1999

TO THE SHAREHOLDERS OF ZARING NATIONAL CORPORATION:

     The Annual Meeting of Shareholders (the "Meeting") of Zaring National Corporation (the "Company") will be held on Thursday, April 29, 1999 at 9:00 a.m. at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202, for the following purposes:

     1. To elect six directors to hold office until the 2000 Annual Meeting of Shareholders and until such time as their successors are duly elected and qualified;

     2. To confirm the appointment of Arthur Andersen LLP as independent auditors of the Company for the 1999 fiscal year; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on March 5, 1999 will be entitled to vote at the meeting and at any adjournment thereof.

                                          RONALD G. GRATZ
                                          Secretary
March 31,1999

------------------------------------------------------------------------------
                                   IMPORTANT

     Your prompt dating, signing and returning of the enclosed proxy in the enclosed envelope would be appreciated. If you attend the Meeting, you may nevertheless vote in person should you desire. The return of proxies is important, regardless of the number of shares owned.
------------------------------------------------------------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Zaring National Corporation (the "Company"), 11300 Cornell Park Drive, Suite 500, Cincinnati, Ohio 45242, for use at the Annual Meeting of Shareholders of the Company to be held on April 29, 1999, and at any adjournment thereof (the "Meeting"). This Proxy Statement is being mailed to shareholders on or about March 31, 1999.

     On March 5, 1999, the record date for the determination of shareholders entitled to vote at the Meeting (the "Record Date"), there were 4,591,488 of the Company's common shares without par value (the "Common Shares") outstanding, and each such share is entitled to one vote on each matter coming before the Meeting. In voting on the proposal to elect directors of the Company, the nominees receiving the greatest number of votes will be elected. Approval of any other matter properly coming before the Meeting requires the vote of the holders of a majority of the Common Shares present in person or represented by proxy at the Meeting, and entitled to vote.

                        VOTING AND REVOCATION OF PROXIES

HOLDERS OF COMMON SHARES

     An abstention from voting will be tabulated as a vote withheld (and thus will have the practical effect of a "no" vote in voting on the proposal to elect directors), but will be included in computing the number of Common Shares present for purposes of determining the presence of a quorum at the Meeting. If a broker indicates on the form of proxy that it does not have discretionary authority as to certain Common Shares to vote on a particular matter, those Common Shares will be considered as present but not entitled to vote with respect to that matter. If a proxy card is signed and returned without specifying choices, the shares represented thereby will be voted (1) to elect as directors the six persons named below, (2) to confirm Arthur Andersen LLP as independent auditors of the Company for fiscal year 1999 and (3) as recommended by the individuals named on the proxy card in their discretion with regard to other matters as may properly come before the Meeting.

     The members of the proxy committee, whose names are set forth on the accompanying form of proxy, were named by the Board of Directors of the Company. A shareholder giving a proxy in the accompanying form retains the power to revoke it by making a later appointment or by giving notice of revocation to the proxy tabulator, The Fifth Third Bank, 38 Fountain Square, Cincinnati, Ohio 45263. Attendance at the Meeting does not in itself revoke the appointment; however, it may be revoked by giving notice in open meeting. A revocation made during the Meeting will not affect any vote previously taken.

PARTICIPANTS IN RETIREMENT BENEFIT PLAN

     Separate proxy cards are being submitted to all persons who have Common Shares allocated to their accounts as participants or beneficiaries under the Zaring National Corporation Retirement Benefit Plan (the "RBP Plan"). It is anticipated that a representative of PNC Bank, National Association ("PNC"), which acts as Trustee for the RBP Plan, will attend the Meeting in order to vote, in accordance with the instructions of the participants or their beneficiaries, the shares which it holds of record as Trustee and which have been allocated to the participants' accounts. If a proxy card is signed and returned without specifying choices, the shares represented thereby will be voted (1) to elect as directors the six persons named below and (2) to confirm Arthur Andersen LLP as independent auditors of the Company for fiscal year 1999. If no proxy card is received from a participant or beneficiary, no vote will be cast as to the shares represented thereby as to the above two matters. PNC, as Trustee of the RBP Plan will determine the vote of the shares held by such plan as to any matters other than the above two items which properly come before the Meeting.

     Any RBP Plan participant or beneficiary giving a proxy in the accompanying form retains the power to revoke it by making a later appointment or by giving notice of revocation to PNC. Under the rules of the RBP Plan, only PNC, as the Trustee of the plan, can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Meeting in person.

COSTS OF SOLICITATION

     The Company will bear the costs of solicitation of proxies, including the charges and expenses of stock brokerage firms, banks, trust companies and others for forwarding solicitation materials to beneficial owners of shares. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone.

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

     The Company's Amended Regulations provide that the number of directors shall be not less than five or more than nine and that such number shall be determined by the affirmative vote of a majority of the whole Board of Directors present at any meeting of the Board of Directors at which a quorum is present. Directors are elected for a one-year term until the next Annual Meeting of Shareholders.

                        INFORMATION CONCERNING NOMINEES

     Six directors will be elected at the Meeting. The Board of Directors has nominated Allen G. Zaring, III, John R. Brooks, Murat H. Davidson, Daniel W. Geeding, Robert N. Sibcy and John H. Wyant to serve as directors of the Company until the 2000 Annual Meeting of Shareholders and until such time as their respective successors are elected and qualified.

     If any nominee is unable or unwilling to serve as a director on the date of the Meeting (a situation which is not contemplated by the Board of Directors at the present time), proxies will be voted by the proxy committee for the election of such substitute as the Board of Directors may recommend and for the remaining nominees.

     The following table sets forth information with respect to the age and experience of nominees for election as directors.

                                                 POSITIONS WITH                    YEAR FIRST ELECTED
NOMINEE                                 AGE      THE COMPANY                           A DIRECTOR
-------                                 ---      --------------                    ------------------
John R. Brooks (a)....................  54       Director                                 1979
Murat H. Davidson.....................  54       Director                                 1989
Daniel W. Geeding (a).................  56       Director                                 1993
Robert N. Sibcy.......................  55       Director                                 1995
John H. Wyant (a).....................  52       Vice-Chairman of the Board               1994
Allen G. Zaring, III (a)..............  57       Chairman of the Board                    1964

---------------
(a) Member of the Executive Committee of the Board of Directors. The membership of the Executive Committee includes the Chairman of the Board.

     John R. Brooks is a member of the Audit, Executive and Compensation Committees. Mr. Brooks is the President and Director of John R. Brooks Associates, Inc., a financial consulting firm. From 1996 to 1997, Mr. Brooks served as a consultant to The Seven Hills Schools, a private school in Cincinnati. From 1990 to 1996, Mr. Brooks served as the Business Affairs Director of The Seven Hills Schools.

     Murat H. Davidson is a member of the Compensation Committee and has been a director of the Company since 1989. Mr. Davidson is a partner and the managing director of Regan Partners, L.P. From 1993 to 1995, he was the managing director of Tiger Management Corp. Prior to joining Tiger, Mr. Davidson was the managing director of Dreman Value Management L.P. He has 24 years of portfolio management experience.

     Daniel W. Geeding is a member of the Executive, Audit and Compensation Committees. Mr. Geeding is the Director of the Center for International Business at Xavier University and a Professor of Management at Xavier University. From 1988 to 1997, Mr. Geeding was the Dean of the Xavier University College of Business

Administration. He is also on the Board of Directors of Glenway Financial Corporation and Frisch's Restaurants, Inc., and the Vice President of Finance of The Health Foundation of Greater Cincinnati.

     Robert N. Sibcy has been a director of the Company since 1995, and is a member of the Audit Committee. Mr. Sibcy is President and the owner of Sibcy Cline, Inc., a real estate brokerage firm in Cincinnati.

     John H. Wyant is currently Vice Chairman of the Board of the Company and a member of the Executive, Audit and Compensation Committees. He is the founder and general partner of Blue Chip Venture Capital Fund, a venture capital fund formed in 1992 to invest in privately-held companies. He has served as Chief Executive Officer of Nutrition Technology Corporation and Home Entertainment Network.

     Allen G. Zaring, III formed the principal predecessor to the Company in 1964 and is currently Chairman of the Board of the Company. He is a member of the Executive Committee of the Board of Directors. Mr. Zaring serves on the local advisory board of PNC Bank, National Association and is a member of the Board of Advisors of Blue Chip Venture Capital Fund. Allen G. Zaring, III is the father of Allen G. Zaring, IV.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The names, ages and positions of the executive officers of the Company are as follows:

                                     AGE
NAME                            (AS OF 3/5/99)                           TITLE
----                            --------------    ----------------------------------------------------
ZARING NATIONAL CORPORATION
---------------------------
Allen G. Zaring, III..........        57          Chairman of the Board and Chief Executive Officer
Daniel W. Jones...............        39          President and Chief Operating Officer
Ronald G. Gratz...............        51          Chief Financial Officer, Secretary and Treasurer
                                                  Senior Vice President, Land Acquisition and
Jeffrey T. Hebeler............        36          Development
Theresa J. Peard..............        49          Corporate Assistant Vice President, Administration

ZARING HOMES, INC.
------------------
Patricia A. Payne.............        50          Senior Vice President, Marketing and Sales
Douglas C. Hinger.............        39          Vice President, Product and Community Planning
Daniel E. Poole...............        33          Vice President, Operations and Process Control
David E. Metz.................        38          Executive Vice President
Allen G. Zaring, IV...........        29          Executive Vice President

HOMEMAX, INC.
-------------
Matthew S. Massarelli.........        32          President and Chief Operating Officer
Lloyd C. McCaskill, Jr........        42          Chief Financial Officer
Rolly Bannister, III..........        35          Vice President, Retail Operations

     Allen G. Zaring, III formed the principal predecessor to the Company in 1964 and is currently Chairman of the Board and Chief Executive Officer. Mr. Zaring, III has a B.S. in Economics and Finance from Babson College. Mr. Zaring, III is a graduate of the Owner/President's Management Program of the Harvard Graduate School of Business. Mr. Zaring also serves on the local advisory board of PNC Bank, National Association, and is a member of the Board of Advisors of the Blue Chip Venture Capital Fund, both located in Cincinnati, Ohio.

     Daniel W. Jones joined the Company in 1982 as a Production Superintendent. Mr. Jones served as Vice President of Construction for the Company's Nashville Division from 1989 to 1992. Mr. Jones returned to Cincinnati in 1992 as Executive Vice President of Production and became Cincinnati Divisional President. In 1996, Mr. Jones was promoted to Midwest Regional President. In 1997, Mr. Jones was promoted to Executive Vice President, Chief Operating Officer of Zaring Homes. Mr. Jones received a B.S. in Construction from the University of Cincinnati. In 1999, Mr. Jones was promoted to President and Chief Operating Officer of Zaring National Corporation.

     Ronald G. Gratz joined the Company in 1995 as Vice President and Chief Financial Officer. Mr. Gratz was the Treasurer of Borror Corporation since 1979 and Chief Financial Officer since 1992. Mr. Gratz is a Certified

Public Accountant registered in the State of Ohio and has a B.S. in Business Administration and Accounting from The Ohio State University.

     Jeffrey T. Hebeler joined the Company in 1986 as a Development Superintendent. In 1998, Mr. Hebeler was promoted to Senior Vice President, Land Acquisition and Development. Mr. Hebeler received a B.S. in Urban Planning from The University of Cincinnati.

     Theresa J. Peard joined the Company in 1989 and served as Office Manager and Administrative Assistant to the Chairman of the Board and President. In 1995, Ms. Peard was promoted to Corporate Assistant Vice President, Administration. Ms. Peard received a B.S. in Business Administration and Human Services from the College of Notre Dame of Maryland.

     Patricia A. Payne joined the Company in 1987 and served as Vice President of Merchandising from 1988 to 1993. In 1993, Ms. Payne was promoted to Corporate Vice President of Marketing. In 1997, Ms. Payne was promoted to Senior Vice President, Marketing and Sales. Ms. Payne received a B.A. from Edgecliff College.

     Douglas C. Hinger joined the Company in 1993 as Brand Manager. In 1994 Mr. Hinger was promoted to Director of Sales and Marketing and, in 1996 Mr. Hinger was promoted to Vice President of Marketing and Sales. In 1997, Mr. Hinger was promoted to Vice President of Strategic Planning. In 1998, Mr. Hinger was promoted to Vice President, Product and Community Planning for Zaring Homes. In 1999, Mr. Hinger was promoted to Vice President of Community Planning and Development for Zaring National Corporation. Mr. Hinger received a B.A. in Environmental Design from Miami University.

     Daniel Poole joined the Company in 1996 as Operations Manager of Zaring Homes' Charlotte Division. In 1998, Mr. Poole was promoted to Vice President, Operations. From 1994 to 1996, Mr. Poole was Purchasing Manager for Ryland Homes in Charlotte, North Carolina. From 1992 to 1994, Mr. Poole was Project Manager for Pulte Homes in Charlotte, North Carolina. Mr. Poole has a B.S. in Religion from Liberty University. In 1999, Mr. Poole was promoted to Vice President, Operations and Process Control.

     David E. Metz joined the Company in 1993 as a Builder. Mr. Metz was promoted to Vice President of Process and Improvement for the Cincinnati Division in 1996. Mr. Metz was promoted to Division President of the Indianapolis Division in 1997 and was promoted to Corporate Vice President of Process Improvement in 1998. Mr. Metz has a B.S. in Operations and Production Management from The Ohio State University School of Business. In 1999, Mr. Metz was promoted to Executive Vice President of Zaring Homes, Inc.

     Allen G. Zaring, IV joined the Company in 1996 as Director of Acquisition and Development and in 1997 was promoted to President and Chief Executive Officer of Hearthside Homes. From 1990 to 1996 Mr. Zaring, IV was President and Chief Executive Officer of A Z Homes, Inc. Mr. Zaring, IV has a B.A. in Business Administration from Babson College. In 1999, Mr. Zaring was promoted to Executive Vice President of Zaring Homes, Inc.

     Matthew S. Massarelli joined the Company in 1996 as Vice President and General Counsel. In 1997, Mr. Massarelli was promoted to Executive Vice President and Chief Executive Officer of HomeMax. Mr. Massarelli was Associate Attorney for Caterpillar Financial Services Corporation, Nashville, Tennessee from April 1996 to September 1996. From 1991 to April 1996, Mr. Massarelli was an Associate Attorney for Frost & Jacobs, Cincinnati, Ohio. Mr. Massarelli received a B.S. in Finance from Miami University and a J.D. from Case Western Reserve University. In 1999, Mr. Massarelli was promoted to President and Chief Operating Officer of HomeMax.

     Lloyd C. McCaskill, Jr. joined the Company in 1997 as Chief Financial Officer of HomeMax. From 1995 to 1997, Mr. McCaskill was Director Interim Financial Management Division, Ostrande Burch & Company, Raleigh, North Carolina. From 1982 to 1995, Mr. McCaskill was Chief Financial Officer of MCNC in Raleigh, North Carolina. Mr. McCaskill is a Certified Public Accountant registered in the state of North Carolina and has a B.S. in Accounting from the University of North Carolina and an M.B.A. from the Kenan-Flagler School of Business in North Carolina.

     Mr. Rolly Bannister, III joined the Company in 1997 as Vice President of Retail Operations. From 1986 to 1997 Mr. Bannister was President and Chief Executive Officer of Royal Homes, Inc. Mr. Bannister has a B.S. in Business Administration from East Carolina University.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of March 5, 1999 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares, (b) each current director and nominee for director of the Company, (c) each current executive officer of the Company named in the Summary Compensation Table herein, and (d) all directors and executive officers of the Company as a group:

                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL         PERCENT
SHAREHOLDER                                                  OWNERSHIP(a)          OF CLASS
-----------                                                -----------------       --------
Allen G. Zaring, III.....................................      2,791,284(b)(c)       60.79%
The Zaring Family Limited Partnership....................      2,000,000(b)          43.56%
John R. Brooks...........................................        119,779(c)           2.61%
Murat H. Davidson........................................         21,478(c)              *
Daniel W. Geeding........................................          7,039(c)              *
Ronald G. Gratz..........................................         21,476(c)              *
Daniel W. Jones..........................................         23,171(c)              *
Matthew S. Massarelli....................................          8,312(c)              *
Robert N. Sibcy..........................................        303,439(c)           6.61%
John H. Wyant............................................          6,439(c)              *
Allen G. Zaring, IV......................................         11,551(c)              *
All directors and executive officers as a group (26
  persons)...............................................      3,471,883             75.62%

---------------

*   Percent of class is less than 1%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, the amounts owned reflect (i) direct beneficial ownership, and
    (ii) the person indicated has sole voting and investment power.

(b) Includes the following Common Shares: 748,008 owned individually by Allen G. Zaring, III, 11,012 owned by Mr. Zaring's spouse, Anne M. Zaring, and 2,000,000 held by the Zaring Family Limited Partnership of which Allen G. Zaring, III and Anne M. Zaring are general partners.

(c) Includes Common Shares subject to outstanding options under the Company's stock option plans. The percentages shown in the foregoing table are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Company's stock option plans that are exercisable by directors and officers within 60 days, in addition to the number of Common Shares actually outstanding. Such amounts are:

Allen G. Zaring, III........................................  32,264
John R. Brooks..............................................   3,939
Murat H. Davidson...........................................   3,939
Daniel W. Geeding...........................................   3,939
Ronald G. Gratz.............................................  10,962
Daniel W. Jones.............................................  12,706
Matthew S. Massarelli.......................................   7,602
Robert N. Sibcy.............................................   3,439
John H. Wyant...............................................   3,939
Allen G. Zaring, IV.........................................   7,350

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms received by it, and by statements of officers and directors that they complied with all applicable filing requirements, the Company's officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, the members of which are not officers or employees of the Company. The Audit Committee, which held four meetings during fiscal year 1998, recommends to the Board of Directors the independent auditors to be employed by the Company; consults with the independent auditors on the scope of the annual audit; approves the fees paid to the independent auditors for audit services; reviews reports of examination of the independent auditors, internal auditors and regulatory authorities; and reports to the Board of Directors with respect to all of the foregoing. The members of the Audit Committee are Messrs. Geeding (Chairman), Brooks, Sibcy and Wyant.

     The Board of Directors has a Compensation Committee, the members of which are not officers or employees of the Company. The Compensation Committee, which held two meetings during fiscal year 1998, is responsible for developing the Company's executive compensation principles, policies and programs and recommending them to the Board of Directors. The Compensation Committee also recommends to the Board of Directors, on an annual basis, the amount and type of compensation to be paid to the Chief Executive Officer and, with advice from the Chief Executive Officer, to each of the other executive officers of the Company. The members of the Compensation Committee are Messrs. Brooks (Chairman), Davidson, Geeding and Wyant. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

     The Board of Directors has an Executive Committee, which held three meetings during fiscal year 1998. During intervals between meetings of the Board of Directors, the Executive Committee has the authority to exercise all the powers of the Board of Directors, except that it is not empowered to declare dividends, to elect or remove officers, or to fill vacancies on the Board of Directors or on the Executive Committee. All actions of the Executive Committee are reported to the Board of Directors at its next meeting and are subject to revision or alteration by the Board of Directors. The members of the Executive Committee are Messrs. Zaring (Chairman), Brooks, Geeding and Wyant.

     The Board of Directors held five meetings during fiscal year 1998. Each current director who held that office throughout the fiscal year attended 75% or more of those meetings and the meetings held during the fiscal year by all board committees on which he served.

     The Board of Directors does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

     The following table summarizes all annual and long-term compensation paid by the Company for services rendered the Company in all capacities for the fiscal years ended December 31, 1996 through December 31, 1998, for (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 1998 (collectively, the "Named Officers"):

                              SUMMARY COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                       COMPENSATION
                                                                       ------------
                                               ANNUAL COMPENSATION        AWARDS
                                               --------------------    ------------
                                                                        SECURITIES     ALL OTHER
                                                                        UNDERLYING      COMPEN-
                                                SALARY      BONUS        OPTIONS/       SATION
NAME AND PRINCIPAL POSITION            YEAR      ($)         ($)        SARS(#)(2)      ($)(3)
---------------------------            ----    --------    --------    ------------    ---------
Allen G. Zaring, III...............    1998    $129,807    $      0        7,865       $160,671
  Chairman & CEO (1)                   1997      77,885           0       70,953        107,002
  Zaring National Corporation          1996      11,774           0        9,217        117,561

Daniel W. Jones....................    1998    $149,424    $ 62,252        9,438       $ 11,558
  President & COO                      1997     121,323      70,280        7,421          3,651
  Zaring National Corporation          1996     114,039     134,253        5,069          6,652

Ronald G. Gratz....................    1998    $138,269    $ 18,606        8,494       $ 10,260
  CFO/Secretary/Treasurer              1997     124,038      26,199        5,676          3,672
  Zaring National Corporation          1996     120,000      29,160        3,318          1,123

Matthew S. Massarelli..............    1998    $137,596    $ 15,938        7,602       $  7,749
  President & COO                      1997     107,885       6,372            0          2,322
  HomeMax, Inc.                        1996      21,635       6,075            0            198

Allen G. Zaring, IV................    1998    $104,231    $ 21,126        6,607       $  7,149
  Executive Vice President             1997      99,231      15,501        4,768            192
  Zaring Homes, Inc.                   1996      53,365      11,250            0            396

---------------
(1) Annual salary in 1996 reflects only amounts paid by the Company for Mr. Zaring III and his family's health insurance coverage and associated expenses and the value of split dollar life insurance maintained on his life by the Company.

(2) For additional information regarding options granted to the Named Officers in fiscal year 1998, see the table captioned "Options/SAR Grants in Last Fiscal Year."

(3) The Company maintains split-dollar life insurance on the life of Mr. Zaring,
    III. The Company paid $13,499 allocated to the term portion of the split-dollar coverage in 1998. Mr. Zaring, III reimbursed the Company for this portion of the insurance coverage. The terms of the split-dollar agreement between the Company and Mr. Zaring, III state that the Company is to be reimbursed for its payment of premiums. The actuarial value of the excess of the cash value over the premiums paid by the Company for 1998 was $148,495. The amount was based upon the assumption that the policies will be paid in full and remain in effect until Mr. Zaring, III's retirement, with the amount representing the weighted average for retirement at ages 57, 60 and 65. The Company contributed: $1,545 as a premium on a life insurance policy on the life of Mr. Zaring, III, $1,441 to the Zaring National Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan," described below), and $6,815 to the Zaring National Corporation Retirement Benefit Plan (the "401(k) Plan" described below), and allocated $2,375 to the Zaring National Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan," described below).

    Includes in 1998, for the other Named Officers: for Mr. Jones the Company contributed: $429 as a premium on a life insurance policy on the life of Mr. Jones, $691 to the Stock Purchase Plan and $10,438 to the 401(k) Plan; for Mr. Gratz the Company contributed: $1,720 as a premium on a life insurance policy on the life of Mr. Gratz, $207 to the Stock Purchase Plan and $7,403 to the 401(k) Plan and allocated $930 to the Deferred Compensation Plan; for Mr. Massarelli the Company contributed: $310 as a premium on a life insurance policy on the life of Mr. Massarelli; $90 to the Stock Purchase Plan and $7,349 to the 401(k) Plan; and for Mr. Zaring, IV the Company contributed: $204 as a premium on a life insurance policy on the life of Mr. Zaring, IV and $6,945 to the 401(k) Plan.

    STOCK PURCHASE PLAN
    The Stock Purchase Plan is intended to enable certain full-time employees of the Company and its subsidiaries which participate in the plan (with the Company and such subsidiaries being referred to as the "Employer" in this paragraph) to acquire a proprietary interest in the growth and performance of the Employer, and thereby an increased incentive to work for the future success of the Employer, by offering such employees the opportunity to acquire Common Shares. An eligible employee is able to have a percentage (1% to 10%) of his or her base salary or wages, and/or his or her cash compensation other than his or her base salary or wages, (such non-base compensation being referred to in this paragraph as his or her "incentive pay") deducted on an after-tax basis from his or her pay in order to be used to buy Common Shares. The Employer will match the amount of an eligible employee's pay deductions under the Stock Purchase Plan in an amount equal to one-ninth of such pay deductions. An eligible employee's pay deductions and any matching contributions made by the Employer under the Stock Purchase Plan are allocated to an account in the name of the eligible employee and generally used thereafter to purchase Common Shares for the employee.

    DEFERRED COMPENSATION PLAN
    The Deferred Compensation Plan is intended to provide retirement income to a select group of key employees of the Company and its subsidiaries which participate in the plan (with the Company and such subsidiaries being referred to as the "Employer" in this paragraph). The retirement income paid under the Deferred Compensation Plan is paid from the general assets of the Employer, and such payments are not secured in advance by any fund that is beyond the creditors of the Employer in the event of the Employer's insolvency or bankruptcy. Under the Deferred Compensation Plan, eligible key employees are able to defer, on a pre-tax basis, up to 25% of their base salary for a calendar year and/or up to 100% of their bonuses made for such calendar year (and paid during such year or within six months of the end of such year). Under the plan, eligible employees may designate how they want their deferred earnings to be assumed to be invested for purposes of the plan among certain investment funds, one of such investment funds being a Company Common Stock Fund (which is a fund which is assumed to invest substantially all of its assets in Common Shares). The Employer also credits additional amounts to an eligible employee's account under the Deferred Compensation Plan for each calendar quarter in an amount equal to the lesser of: (i) 100% of the amount of the base salary and bonuses which the eligible employee has deferred during such calendar quarter under the plan and for which the eligible employee has directed that the initial assumed investment of such amount will be the Company Common Stock Fund; or (ii) 25% of the total amount of base salary and bonuses which the eligible employee defers under the plan in such calendar quarter. Once an eligible employee has made deferrals of at least $10,000, subject to certain adjustments in future years for cost-of-living, in any calendar year, no further deferrals of base salary or bonuses in the rest of the calendar year are considered in determining any additional matching amount for the eligible employee's account under the plan. Any matching amounts allocated to the eligible employee's account under the plan are always assumed to be invested in the Company's Common Stock Fund. After an eligible employee terminates employment with the Employer, the amounts credited to his or her account under the Deferred Compensation Plan are paid to him or her in a lump sum payment (or, if the eligible employee otherwise elects within a certain period of time prior to his or her termination of employment, in up to ten annual installment payments).

    401(k) PLAN
    The 401(k) Plan is a defined contribution plan intended to enable certain employees of the Company and its subsidiaries which participate in such plan (with the Company and such subsidiaries being referred to as the

    "Employer" in this paragraph) to save for retirement out of their pay on a tax-deferred basis and obtain additional Employer-provided retirement benefits. An eligible employee is able to have a percentage (1% to 25%) of his or her compensation contributed to such plan on a pre-tax basis (up to $10,000, or as such amount may be adjusted by the Internal Revenue Service for cost-of-living). In addition, the Employer contributes 25% of the portion of an eligible employee's pre-tax salary contribution for each pay day that exceeds 6% of the employee's compensation on such day as a matching contribution to the Plan. Further, beginning with 1998, the Employer contributes for any calender year 3.75% of the compensation for such year of each eligible employee who is employed by the Employer on the last day of such year (or who terminated employment during the year by reason of his or her death or disability or after attaining age 65). An eligible employee is fully vested in all amounts allocated for his or her account under such plan and can direct the investment of such amounts while held in such plan among several investment funds, including a fund principally investing in Common Shares. An eligible employee can receive the amounts allocated to his or her account under such plan, generally either in a lump sum, in installments, or as an annuity, after he or she ceases employment with the Employer. He or she generally can also receive certain hardship withdrawals of his or her pre-tax salary contributions to such plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF STOCK
                                                                                        PRICE APPRECIATION FOR
                                  INDIVIDUAL GRANTS                                          OPTION TERM*
-------------------------------------------------------------------------------------   -----------------------
            (a)                   (b)             (c)            (d)          (e)          (f)          (g)
                               NUMBER OF      % OF TOTAL
                              SECURITIES     OPTIONS/SARS
                              UNDERLYING      GRANTED TO     EXERCISE OR
                             OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION
           NAME               GRANTED (#)     FISCAL YEAR      ($/SH)         DATE        5% ($)      10% ($)
---------------------------  -------------   -------------   -----------   ----------   ----------   ----------
Allen G. Zaring,
  III(1)(3)................      7,039            3.1%         $10.25       4/23/08      $117,524     $187,138
Allen G. Zaring, III(2)....        826             .4           10.25       4/23/08        13,791       21,960
Ronald G. Gratz(1).........      7,602            3.4           10.25       4/23/08       126,924      202,106
Ronald G. Gratz(2).........        892            0.4           10.25       4/23/08        14,893       23,715
Daniel W. Jones(1)(3)......      8,447            3.8           10.25       4/23/08       141,033      224,571
Daniel W. Jones(2).........        991            0.4           10.25       4/23/08        16,546       26,347
Allen G. Zaring, IV(1).....      5,913            2.6           10.25       4/23/08        98,724      157,202
Allen G. Zaring, IV(2).....        694            0.3           10.25       4/23/08        11,587       18,451

---------------
* The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Shares. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

    It is important to note that options have value to the Named Officers and to all option recipients only if the stock price advances beyond the base price shown in the table during the effective option period.

(1) These awards were stock options made pursuant to the Key Employees Stock Option Plan. An option granted under the Key Employees Stock Option Plan will become void as to all Common Shares which were subject to the option if the key employee to whom the option is granted fails to purchase Common Shares during the Company's fiscal year during which the option is granted at a cost to the key employee of at least 10% of his or her incentive compensation earned for such fiscal year from the Company and its affiliated companies. The option will also become void as to any Common Shares subject to the option that are not purchased either within a certain period of time after the applicable key employee terminates his or her employment as an employee or a director with the Company and its affiliate companies or within the ten year period beginning on the date the option is granted.

(2) These awards were made pursuant to the 1997 Stock Option Plan. Under this plan, an option will, in general, be able to be exercised as to the total number of Common Shares granted under the option at any time on or after the first annual anniversary of the date on which the option is granted. The option will, however, become void as to any Common Shares subject to the option that are not purchased either within a certain period of time after the employee to whom the option was granted terminated employment with the Company and its affiliated companies or within the ten year period beginning on the date the option is granted.

(3) Excludes stock options granted during March 1999 in which Allen G. Zaring, III and Daniel W. Jones were granted 15,000 options each. For these grants, the option will, in general, be able to be exercised on or after the date of the issuance of the Company's Form 10-K for fiscal 1999 and upon achievement of certain earnings per share goals.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside directors, currently three in number. The Committee is responsible for developing the Company's executive compensation principles, policies and programs and recommending them to the Board of Directors. In addition, the Committee, with advice from the Chief Executive Officer, recommends to the Board of Directors on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company, including those named in the Summary Compensation Table.

     The Committee believes that, in representing the Board of Directors, it must act in the best interests of the shareholders as it reviews and determines the Company's executive compensation principles, policies and programs. The Committee's essential goal is to create a balance by which the Company is able to attract and retain qualified management personnel while at the same time maximizing the Company's financial performance and safeguarding the Company's assets. In compensating the Company's executive officers, the Committee seeks to achieve the following goals:

     - motivate executive officers to strive for and achieve outstanding corporate performance that provides a direct benefit to shareholders;

     - attract highly-qualified key management personnel; and

     - reward superior performance in reaching corporate objectives with aggressive compensation levels and provide that a significant portion of compensation is dependent on the Company's annual performance.

     In fiscal year 1998, executive officer compensation had two primary elements: base salary and incentive cash bonuses. These elements are discussed in more detail below.

BASE SALARY COMPENSATION:

     Base salaries for executive officers in fiscal 1998 were determined after review of an analysis of salaries paid for comparable positions and consideration of the competition for executive talent within the Company's industry. The Committee's review included the companies used in the Peer Group for the performance information graph (see "Shareholder Return Performance Information," below) as well as additional companies in the homebuilding industry. The Company's compensation philosophy is to target executive salaries close to the mean of the market rate paid for comparable positions within the homebuilding industry.

     In 1998, executive officers' base salaries were increased on an average by 6.8% to reflect general economic conditions.

INCENTIVE CASH BONUS COMPENSATION:

     The Incentive Cash Bonus Compensation, which is paid out in the form of quarterly bonuses during the year, was established to provide a direct financial incentive to achieve both individual and corporate goals. Each year the Company enters into incentive cash bonus arrangements with its executive officers. Under this program, an executive may earn a maximum bonus between 30% and 100% of his or her base salary. The bonus is based upon the achievement of certain goals, including customer satisfaction, the time to construct homes, the level of revenues, the level of profits, inventory turnover and return on managed assets.

STOCK OPTION AWARDS

     During 1998, the Company awarded two types of stock options to its executive officers. Under the Key Employees Stock Option Plan, stock options of a level set by the plan's terms were awarded and allocated among certain key employees, based upon their level of annual base salary. The option granted to any key employee under such plan generally will not be exercisable unless the employee purchases a certain number of the Company's Common Shares (under the Key Employees Stock Option Plan or otherwise) equal to 10% of his or her incentive compensation for the Company's fiscal year in which the option was granted. In addition, under the 1997 Stock Option Plan, stock options of a level set by the plan's terms were awarded and allocated among all executive officers and full-time employees of the Company and its subsidiaries (excluding HomeMax, Inc., Blue Chip Mortgage Company, LLC and subsidiaries of such companies), based generally upon their annual rates of base salary and wages.

COMPENSATION OF CHIEF EXECUTIVE OFFICER:

     At the request of Allen G. Zaring, III, the Company's Chief Executive Officer, the only compensation he received during 1996 was health insurance coverage and payment of associated health expenses for himself and his family and the value of split dollar life insurance maintained on his life by the Company.

     In 1997 and continuing during 1998, Mr. Zaring, III, became more actively involved in the day-to-day management of the Company and its subsidiaries than he had in recent years. In recognition of his increased involvement in the management of the Company and its subsidiaries, the Committee and Mr. Zaring, III, agreed that he receive an annual salary in the amount of $125,000. Mr. Zaring also received health insurance coverage and payment of associated health expenses for himself and his family and the value of split dollar life insurance maintained on his life by the Company.

                                          The Compensation Committee

                                          John R. Brooks, Chairman
                                          Murat H. Davidson
                                          Daniel W. Geeding
                                          John H. Wyant

                   SHAREHOLDER RETURN PERFORMANCE INFORMATION

     The following graph portrays a comparison of the percentage change in the Company's cumulative total shareholder return on its Common Shares (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, and (B) the difference between the Company's share price at the end and the beginning of the periods presented; by (ii) the share price at the beginning of the periods presented) since December 31, 1993 with the NASDAQ U.S. Composite Index and a Peer Group Index. The Peer Group consists of Engle Homes, Inc., FPA Corporation, Inco Homes Corporation, Oriole Homes Corp., and Washington Homes, Inc.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

                                                     ZARING NATIONAL                                          NASDAQ STOCK
                                                       CORPORATION                 PEER GROUP                  MARKET (US)
                                                     ---------------               ----------                 ------------
12/93                                                    100.00                      100.00                      100.00
12/94                                                     39.00                       44.00                       98.00
12/95                                                     60.00                       49.00                      138.00
12/96                                                     71.00                       48.00                      170.00
12/97                                                     57.00                       61.00                      209.00
12/98                                                     56.00                       56.00                      293.00

                                                                 CUMULATIVE TOTAL RETURN
                                           --------------------------------------------------------------------
                                           12/31/93    12/31/94    12/31/95    12/31/96    12/31/97    12/31/98
                                           --------    --------    --------    --------    --------    --------
ZARING NATIONAL CORPORATION..............  $100.00      $39.00     $ 60.00     $ 71.00     $ 57.00     $ 56.00
PEER GROUP...............................   100.00       44.00       49.00       48.00       61.00       56.00
NASDAQ STOCK MARKET (US).................   100.00       98.00      138.00      170.00      209.00      293.00

                             DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid directors' fees for their services at the rate of $1,000 per Board meeting attended and $500 per Committee meeting attended. Total payments to such directors for the Company's last fiscal year amounted to $26,512, which includes amounts paid as reimbursement for travel expenses.

     In addition to such remuneration, outside directors (directors who are not also employees of the Company) will receive stock options under the Zaring National Corporation Outside Directors Stock Option Plan (the "Outside Directors Option Plan"). The Outside Directors Option Plan provides for the grant to all outside directors of options to purchase Common Shares of the Company over an extended period of time at a set purchase price.

     The full Board of Directors of the Company interprets the Outside Directors Option Plan to the extent any interpretation is necessary. Beginning with the date of the 1998 annual meeting of shareholders of the Company and on each annual meeting of shareholders thereafter as long as the Outside Directors Option Plan is in effect, an option to purchase a number of Common Shares of the Company equal to the quotient that results from dividing $25,000 by the then fair market value of a Common Share is generally granted automatically under the plan to each outside director who continues in such office after such annual meeting.

     Any option granted under the Outside Directors Option Plan is exercisable after the date on which occurs the first annual meeting of shareholders of the Company which follows the date on which the option was granted (provided the outside director has attended at least 75% of the meetings of the Company's Board of Directors which occurred in the Company's fiscal year during which the option was granted). Any such option will not be exercisable as to any Common Shares subject to the option that are not purchased either within a certain period of time after the outside director to whom the option was granted ceased to be an outside director of the Company or within the ten year period beginning on the date the option is granted. The price at which shares can be purchased under any option will be equal to the fair market value of such shares at the time the option is granted. Each option granted under the Outside Directors Option Plan will be granted within ten years from the date the plan was adopted by the Company.

     The total number of Common Shares of the Company that may be issued pursuant to the Outside Directors Option Plan on or after January 31, 1998 is 75,000 subject to adjustments to prevent dilution or enlargement of rights of participants in certain circumstances. 12,195 options were awarded under the Outside Directors Option Plan during the Company's last fiscal year.

            TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     In an effort to provide additional liquidity and financing to the Company, two organizations were formed during 1998: First Cincinnati Leasing LLC (Leasing) and First Cincinnati Land LLC (Land).

     Leasing (a limited liability company owned by Allen G. Zaring, III) purchased at cost and subsequently leased back $11.0 million of model homes collectively from Zaring Homes. Leasing will lease the model homes to Zaring Homes on a triple net basis, wherein Zaring Homes is responsible for taxes, insurance, maintenance and homeowner fees, if applicable. As of December 31, 1998, Zaring Homes paid rent equal to the sales price of the model home times the greater of the prime interest rate or LIBOR plus 1.5%. To finance the purchase of the model homes, Leasing entered into a loan agreement whereby an amount of up to $10.0 million was available to be borrowed until December 31, 1998. As of December 31, 1998, the loan had an outstanding balance of $8.2 million. The loan is guaranteed by Allen G. Zaring, III and is collateralized by first mortgage liens on model homes. The terms of the transactions involving the sale of model home assets and the lease agreements between Zaring Homes and Leasing were reviewed and approved by the Board of Directors.

     In addition, Land (a limited liability company owned equally by Allen G. Zaring, III and his two sons), purchased at cost $4.3 million in undeveloped land inventory from Zaring Homes and $1.5 million of undeveloped land from unrelated third parties. Subsequently, Land executed various three-year land option contracts expiring July 2001 through September 2001 in which Zaring Homes will purchase the undeveloped land inventory from Land. The land option contract requires Zaring Homes to make monthly payments equal to Land's interest and other carrying cost (real estate taxes, sewer, water). Zaring Homes' purchase price of the land will equal the original cost plus 15%. To secure its performance of the option contract, Zaring Homes provided an irrevocable letter of credit in the amount of $1.5 million in favor of Land. To finance the purchase of the land, Land entered into a loan agreement whereby an amount of up to $10.0 million in borrowings is available through March 31, 1999. As of December 31, 1998, the loan had an outstanding balance of $5.7 million. The loan is guaranteed by Allen G. Zaring, III and his sons and is collateralized by first mortgage liens on the land inventory. The terms of the transactions involving the sale of land assets and the land option contracts between Zaring Homes and Land were reviewed and approved by the Board of Directors.

     The Board of Directors concluded that the financing arrangements with Leasing and Land contained more favorable terms than those which could have been obtained utilizing independent commercial resources.

     In 1998, the Company sold residential homes to certain executive officers for a total of approximately $524,000.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Company for fiscal year 1999. Arthur Anderson LLP has served the Company in that capacity since 1983.

     While there is no legal requirement that the selection of auditors be submitted to a vote of the shareholders, the Board of Directors believes that the selection of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not confirm the selection of Arthur Andersen LLP, the Board of Directors will reconsider its selection. It is anticipated that a representative of Arthur Andersen LLP will attend the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions that may be asked by shareholders.

     Confirmation of the appointment of Arthur Andersen LLP will require the affirmative vote of the holders of a majority of Company Common Shares present in person or represented by proxy and entitled to vote at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SELECTION OF ARTHUR ANDERSEN LLP BE CONFIRMED.

                             SHAREHOLDER PROPOSALS

     Proposals of security holders intended by such holders to be presented at the next annual meeting of shareholders of the Company must be received by the Company no later than December 1, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. A shareholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if submitted to the Company after February 14, 2000. As to any such proposal submitted for consideration at the 2000 Annual Meeting, the Company's management will use its discretionary voting authority when the proposal is raised at the annual meeting. Proposals should be sent to Ronald G. Gratz, Secretary, Zaring National Corporation, 11300 Cornell Park Drive, Suite 500, Cincinnati, Ohio 45242.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matter to be presented, or to be acted upon, at the Meeting. If any other matter comes before the Meeting or any adjournment thereof, the members of the proxy committee named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

     This Proxy Statement and the above Notice are sent by order of the Board of Directors.

                                          RONALD G. GRATZ
                                          Secretary

March 31, 1999

                                     [LOGO]
                                ZARING NATIONAL

           B.S. Rowe & Company, Inc.; Job No. 7595; Proof of 3-12-99
       (781)849-9700; (212)926-2444; (800)324-6202; FAX No. (781)849-9740
                      E-MAIL Address: rsrowe@interserv.com

                            pm6\5th-3rd\zaring-prs2


                          ZARING NATIONAL CORPORATION
       PROXY INSTRUCTION--ANNUAL MEETING OF SHAREHOLDERS, APRIL 29, 1999
            THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF THE
              ZARING NATIONAL CORPORATION RETIREMENT BENEFIT PLAN

     The undersigned shareholder instructs PNC Bank, National Association ("PNC"), as Trustee for the Zaring National Corporation Retirement Benefit Plan (the "RBP Plan"), to vote all shares in ZARING NATIONAL CORPORATION (the "Company") that are held in the RBP Plan and as to which the undersigned has the right under the policies of the RBP Plan to instruct the vote at the annual meeting of the Company's shareholders to be held on Thursday, April 29, 1999 at 9:00 a.m. at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 and at any adjournment thereof, in the manner indicated below and fully described in the Company's proxy statement dated on or about March 29, 1999.

     The shares represented by this proxy will be voted as directed or, if this proxy is signed and returned to PNC but no direction as to the matters noted below is specified, will be voted FOR the election of Directors and FOR confirmation of the appointment of independent auditors.

1.Election of Directors:

               FOR ALL NOMINEES    [  ]           WITHHOLD AUTHORITY    [  ]
               (except as noted                   to vote for all
                below)                            nominees
Nominees: Allen G. Zaring, III, John R. Brooks, Murat H. Davidson, Daniel W. Geeding, Robert N. Sibey and John H. Wyant.

For, except votes withheld from the following nominees(s):
                                                          ----------------------
2.To confirm appointment of Arthur Andersen LLP as independent auditors of the Company for fiscal year 1999.

               [  ] FOR            [  ] AGAINST             [  ] ABSTAIN


                     (Continued, and to be dated and signed on the reverse side)

[LOGO]    ZARING NATIONAL CORPORATION
          C/O CORPORATE TRUST SERVICES
          MAIL DROP 10AT66--4129
          38 FOUNTAIN SQUARE PLAZA
          CINCINNATI, OH 45263








                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


                                           PLEASE SIGN NAME(S) EXACTLY AS
                                           PRINTED HEREON.


                                           DATE:                           ,1999
                                                ---------------------------

                                           -------------------------------------
                                                         SIGNATURE

                                           VOTES MUST BE INDICATED (X) IN BLACK
                                           OR BLUE INK.  PLEASE MARK, SIGN AND
                                           RETURN THIS PROXY CARD PROMPTLY TO
                                           PNC, USING THE ENVELOPE PROVIDED.

                                     [LOGO]
                                ZARING NATIONAL


                          ZARING NATIONAL CORPORATION
             PROXY--ANNUAL MEETING OF SHAREHOLDERS, APRIL 29, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder appoints Allen G. Zaring, III, John R. Brooks and John H. Wyant and each if them ,as attorneys, with full power of substitution, to vote all shares in ZARING NATIONAL CORPORATION (the "Company") that the undersigned is entitled to vote at the annual meeting of the Company's shareholders to be held on Thursday, April 29, 1999 at 9:00 A.M. at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio 45202 and at any adjournment thereof, upon the matter indicated below and fully described in the Company's proxy statement dated on or about March 19, 1999 as well as upon any other matter properly coming before the meeting.

     The shares represented by this proxy will be voted as directed or, if no direction is specified, will be voted FOR the election of Directors and FOR confirmation of the appointment of independent auditors.

1.Election of Directors:
                    FOR ALL NOMINEES    [  ]          WITHHOLD AUTHORITY   [  ]
                    (except as noted                  to vote for all nominees
                     below)
Nominees: Allen G. Zaring, III, John R. Brooks, Murat H. Davidson, Daniel W. Geeding, Robert N. Sibey and John H. Wyant.

For, except votes withheld from the following nominee(s):
                                                         -----------------------
2.To confirm appointment of Arthur Andersen LLP as independent auditors of the Company for fiscal year 1999.

               [  ] FOR            [  ] AGAINST             [  ] ABSTAIN


                     (Continued, and to be dated and signed on the reverse side)

[LOGO]    ZARING NATIONAL CORPORATION
          C/O CORPORATE TRUST SERVICES
          MAIL DROP 10AT66--4129
          38 FOUNTAIN SQUARE PLAZA
          CINCINNATI, OH 45263








                              FOLD AND DETACH HERE
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3.IN THEIR DISCRETION, TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME
  BEFORE THE MEETING.

                                           PLEASE SIGN NAME(S) EXACTLY AS
                                           PRINTED HEREON.  IN SIGNING AS
                                           ATTORNEY, ADMINISTRATOR, EXECUTOR,
                                           GUARDIAN OR TRUSTEE, PLEASE GIVE
                                           TITLE AS SUCH.



                                           DATE:                           ,1999
                                                ---------------------------

                                           -------------------------------------
                                                 SIGNATURE IF HELD JOINTLY

                                           VOTES MUST BE INDICATED (X) IN BLACK
                                           OR BLUE INK.  PLEASE MARK, SIGN AND
                                           RETURN THIS PROXY CARD PROMPTLY,
                                           USING THE ENVELOPE PROVIDED.